Exhibit 10.2

***Text Omitted and Filed Separately with the Securities and Exchange Commission.

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

To:	Horizon Pharma AG
Kägenstrasse 17

CH-4153 Reinach

Switzerland

Mundipharma Medical Company

Mundipharma House, 5th Floor

14 Par-la-Ville Road

PO Box HM 2332

Hamilton, HM JX

Bermuda

21st March, 2013

Dear Sirs

Exclusive Distribution Agreement, dated March 24, 2009 (as amended, the “EDA”) between Horizon Pharma AG (previously Nitec Pharma AG) and Mundipharma International Corporation Limited (“MICL”); the Manufacturing and Supply Agreement, dated March 24, 2009 (as amended, the “MSA”) between Horizon Pharma AG and Mundipharma Medical Company (“MMCo”); Letter Agreement, dated March 2, 2011, by and among MICL, MMCo, Horizon Pharma AG and Horizon Pharma GmbH (“First Letter Agreement”); and Second Letter Agreement, dated October 6, 2011, by and among MICL, MMCo, Horizon Pharma AG and Horizon Pharma GmbH (“Second Letter Agreement”, and together with the EDA, MSA, and First Letter Agreement, the “Agreements”)

Please sign where indicated below to indicate your consent to the following amendment. Capitalised terms used but not defined herein shall be as defined in the EDA.

1.	Milestone payments payable to the Principal by the Distributor as set out in Schedule 5 of the EDA on [*…***…] or […***…] shall only be payable by the Distributor on […***…] shall not trigger such milestone payment […***…]. Should […***…], the milestone payments set forth above for […***…] shall become payable upon […***…].

2.	Should Mundipharma sell the Product […***…], it shall order the Product in accordance with the terms of the MSA, but in minimum order sizes of […***…] packs per SKU. This provision shall come to an end upon payment of the milestones for […***…] referred to in paragraph (1) above, at which point the provisions of this paragraph (2) shall no longer apply.

This letter agreement shall be governed and construed under Swiss law. Except as amended above, the Agreements shall remain in full force and effect in accordance with their terms. This letter agreement may be signed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one instrument.

* ***Confidential Treatment Requested

MUNDIPHARMA INTERNATIONAL CORPORATION LIMITED

Mundipharma House -14, Par-la-Ville Road - P.O. Box HM 2332 - Hamilton HM JX -Bermuda

Tel: (441) 295-6480 - Fax: (441) 292-1472

a member of the Mundipharma International Group

Yours faithfully

Mundipharma International Corporation Limited

By:	/s/ Douglas Docherty

Name:	Douglas Docherty

Title:	General Manager

Agreed to and accepted as of the date first set forth above:

HORIZON PHARMA AG		MUNDIPHARMA MEDICAL COMPANY

By:	/s/ Hans Pater Zobel	By:	/s/ Douglas Docherty

Name:	Hans Pater Zobel	Name:	Douglas Docherty

Title:	Managing Director Managing Director	Title:	General Manager

HORIZON PHARMA AG

By:	/s/ Robert Metz

Name:	Robert Metz

Title:	Managing Director

3.